Exhibit 10.1

ADDENDUM NO. 2 TO SECURITIES PURCHASE AGREEMENT

THIS ADDENDUM NO. 2 (this “Addendum”), dated as of May 10, 2026, to that certain Securities Purchase Agreement (the “Notes SPA”), dated as of June 26, 2025, is entered into by and between Nexera Technologies Ltd (formerly Jeffs’ Brands Ltd), a company incorporated under the law of the State of Israel (the “Company”), and L.I.A. Pure Capital Ltd, a company incorporated under the laws of the State of Israel (the “Buyer”).

Capital terms used but not otherwise defined herein shall have the meanings set forth in the Notes SPA.

WHEREAS, the Company and Buyer have entered into the Notes SPA pursuant to which the Company may issue sell, from time to time, convertible promissory notes (the “Convertible Notes”), in the aggregate principal amount of up to $100,000,000; and

WHEREAS, the parties desire to amend certain terms, effective as of April 1, 2026, as hereinafter set forth.

NOW, THEREFORE, the parties hereby agree as follows:

1.	At each Closing, and concurrently with the issuance of a Convertible Note to the Buyer, the Company shall issue to the Buyer a warrant in the form attached hereto as Exhibit A (the “Warrant”), which shall be exercisable into 100% of the number of Ordinary Shares equal to the amount of Conversion Shares issuable upon conversion of such Convertible Note, determined by dividing the principal amount of such Convertible Note, by the then applicable Variable Price (as defined in the Convertible Note) (the “Warrant Shares”). The Warrant Shares shall be included in the resale Registration Statement to be filed by the Company with the SEC covering the Conversion Shares issuable under the Convertible Note issued at such Closing.

2.	Except as expressly set forth herein, all terms and conditions of the Agreement shall remain in full force and effect.

3.	This Addendum may be executed in two or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more such counterparts have been signed by each party and delivered (by facsimile, e-mail, or otherwise) to the other party.

4.	The parties hereto agree to cooperate fully in taking all such further actions and executing all such further documents, instruments and agreements as any of such parties may reasonably request in order to carry out the intent of this Addendum.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of the date first above written.

Company:

NEXERA TECHNOLOGIES LTD

By:	/s/ Ronen Zalayet
Name: Ronen Zalayet
Title: Chief Financial Officer

Buyer:

L.I.A. PURE CAPITAL LTD.

By:	/s Kfir Silberman
Name: Kfir Silberman
Title: CEO

[Signature Page/ 2nd Addendum to Notes SPA]